EXHIBIT 10.13

                         AMENDED AND RESTATED AGREEMENT

         THIS AMENDED AND RESTATED AGREEMENT (the "Amended and Restated Agreement") is dated this _____ day of September, 1999, by Genesee Holdings, Inc. ("Genesee"), successor in interest to GFL Ultra Fund, Ltd. ("Ultra"), a British Virgin Islands corporation, on the one hand, and LS Capital Corporation ("LS"), a Delaware corporation, and Paul J. Montle ("Montle"), on the other hand.
                                    RECITALS:

         WHEREAS, Ultra and LS entered into an Agreement dated June 30, 1997 (the "Original Settlement Agreement") to settle and resolve all disputes then existing between the parties, including but not limited to, those allegations raised in the litigation entitled GFL Ultra Fund vs. Lone Star Casino Corporation, Cause No. H-96-1423 then pending in the United States District Court for the Southern District of Texas, Houston Division (the "First Lawsuit"), and to establish a procedure by which Ultra could convert the preferred shares it then held in LS; and

         WHEREAS, the Original Settlement Agreement required (among other things) LS to pay to Ultra an aggregate amount of $75,000 in two future installments; and

         WHEREAS, LS failed to pay to Ultra an aggregate amount of $75,000 in two future installments as provided in the Original Settlement Agreement; and

         WHEREAS, Genesee has succeeded to the interests of Ultra for all purposes hereof; and

         WHEREAS, Genesee instituted the litigation entitled Genesee Holdings, Inc., successor in interest to GFL Ultra Fund, Ltd. vs. LS Capital Corporation, f/k/a Lone Star Casino Corporation, and Paul J. Montle, in the 61st Judicial District Court, Harris County, Texas (the "Second Lawsuit") with respect to the delinquent installments (the First Lawsuit and the Second Lawsuit are referred to hereinafter collectively as the "Litigation"); and

         WHEREAS, Genesee has the legal right to rescind the settlement provided for in the Original Settlement Agreement by virtue of the breach by LS of the terms thereof; and

         WHEREAS, Genesee and LS desire to amend and restate the Original Settlement Agreement in the form of this Amended and Restated Agreement in order to settle and resolve all disputes now existing between the parties, including but not limited to, those allegations raised in the Litigation, and to establish a procedure to complete the conversion of Genesee's preferred shares in LS;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of LS and Genesee to amend and restate the Original Settlement Agreement, each of LS, Montle and Genesee hereby agrees as follows:

                          I. AMENDMENT AND RESTATEMENT
                        OF ORIGINAL SETTLEMENT AGREEMENT

         Each of LS and Genesee hereby agrees that the Original Settlement Agreement be and hereby is amended and restated in its entirety in the form of this Amended and Restated Agreement.

                      II. RESCISSION OF ORIGINAL SETTLEMENT

         Each of Genesee and LS hereby agrees that, by virtue of the breach by LS of the terms of the Original Settlement Agreement and in accordance with rights that Genesee legally has a consequence thereof, the settlement provided for in the Original Settlement Agreement be and hereby is rescinded.
Notwithstanding  the  preceding  rescission  and in  view of the  provisions  of
Section III. and Section IV. below, LS hereby waives its right to receive a return of a stock certificate representing the 600,000 shares of LS common stock, par value $.01 per shares (the "Common Stock"), and the $25,000 that (in both cases) LS previously delivered to Genesee or Ultra. Instead, such 600,000 shares and $25,000 shall serve as credits for fulfilling LS's obligations provided for in Section III. and Section IV. below. Moreover, notwithstanding the preceding rescission and in view of the provisions of Section IV. below, Genesee hereby waives its right to receive a return of a stock certificate representing the shares of LS preferred stock that Genesee or Ultra previously delivered to LS for conversion.

III.     SETTLEMENT OF LITIGATION

         LS agrees to pay $28,500 to Genesee. Genesee hereby acknowledges the prior receipt of $25,000 (satisfactory to meet a portion of the obligation imposed on LS by the preceding sentence) pursuant to the terms of the Original Settlement Agreement, such $25,000 constituting one of the credits provided for in Section II. above. The $3,500 additional cash amount required by this Section
III. shall be delivered to Genesee promptly after the execution and delivery of this Amended and Restated Agreement.

                            IV. CONVERSION PROCEDURE

         The parties hereby agree that at the time of the execution of this Amended and Restated Agreement, Genesee will convert its remaining preferred shares in return for 1,500,000 shares of common stock of LS. Genesee hereby acknowledges the prior receipt of 600,000 (satisfactory to meet a portion of the obligation imposed on LS by the preceding sentence) pursuant to the terms of the Original Settlement Agreement, such 600,000 shares constituting one of the credits provided for in Section II above. The 900,000 additional shares required by this Section IV (the "Additional Shares") shall be delivered to Genesee promptly after the execution and delivery of this Amended and Restated Agreement. All Additional Shares shall be unlegended and shall not be subject to any stop-transfer restriction. Additionally, at the sole option of Genesee and upon written demand from Genesee to LS, LS shall deliver to Genesee an additional 300,000 shares (the "Option Shares"), for a total of 1,800,000 shares in the aggregate, to Genesee, care of Genesee Investments, 10500 NE 8th Street #1920, Bellevue, Washington 98004-4332.
         The Option  Shares shall be delivered to Genesee  exactly  seventy-five
(75) days after the written demand is made upon LS. LS shall not deliver the Option Shares sooner than seventy-five (75) days from the written demand by Genesee, and Genesee shall have no ownership interest in the Option Shares until delivery. The Option Shares shall also be unlegended and shall not be subject to any stop-transfer restriction.
         Genesee agrees not to sell in any trading week hereafter a number of Additional Shares or Option Shares exceeding 50% of the number of shares of common stock of LS that is bought and sold during that trading week. In addition, Genesee agrees not to sell in any 30-day period more than 400,000 Additional Shares or Option Shares. Genesee agrees to provide with confirmations of sales of any Additional Shares or Option Shares at least one each month.
         All demands, notices or other communications required or permitted herein, including but not limited to the demand for the Option Shares and the confirmation of sales of any Additional Shares or Option Shares, to LS shall be in writing and shall be sent personally, by facsimile or by certified, registered or express mail, postage prepaid, to Mr. James Pearson at Pearson & Pearson, 3524 Citicorp Center, Houston, Texas 77002, facsimile number (713) 739-8341, and shall be deemed delivered and given to LS when so sent personally or by facsimile or, if by mail, two days after the date of mailing. If Mr. James Pearson changes addresses or facsimile numbers, or if LS desires that the demands, notices or other communications required or permitted herein be delivered or sent to someone other than Mr. James Pearson, then LS must notify Genesee in writing of the change at the following address: Genesee Holdings, Inc., care of Genesee Investments, 10500 NE 8th Street #1920, Bellevue, Washington 98004-4332. Unless LS notifies Genesee in writing as set forth above, then all demands, notices or other communications required or permitted herein to LS shall be deemed given and delivered to LS when sent personally or by facsimile or, if by mail, two days after the date of mailing, addressed to Mr. James Pearson at the above address or facsimile number, regardless of whether Mr. James Pearson has changed addresses or facsimile numbers, and regardless of whether LS still desires that Mr. James Pearson continue to act as agent for LS for receipt of the demands, notices or other communications required or permitted herein.

                         V. EFFECT OF BANKRUPTCY FILING

         The parties hereby agree that, if (within one year after the date of this Amended and Restated Agreement) LS institutes a voluntary bankruptcy proceeding or has instituted against it an involuntary bankruptcy proceeding that is not dismissed within 90 day after it is filed, then upon the delivery of all unsold Additional Shares and Option Shares, LS shall owe Genesee an amount equal to the difference between $97,125 minus the aggregate amount of proceeds from any prior sales of the Additional Shares and Option Shares.

                               VI. MUTUAL RELEASES

         With the exception of the obligations undertaken in this Agreement and in the documents necessary to effectuate the transfer of the common shares to Genesee, Genesee and Ultra (on the one hand) and LS and Montle (on the other hand) hereby release and discharge the other from any and all claims, judgments, demands or suits, known or unknown, fixed or contingent, liquidated or unliquidated, whether or not asserted in the Litigation, as of this date, arising from or relating to events and transactions which are the subject matter to the Litigation. This Mutual Release runs to the benefit of all attorneys, agents, employees, officers, directors, shareholders, parents, affiliates, and partners of the parties. Genesee acknowledges that LS is not guaranteeing that Genesee will receive any amount for the sale of the Additional Shares or Option Shares.

                               VII. MISCELLANEOUS

         7.1 Each party agrees that the terms of this settlement are to be held confidential and not be disclosed to any third party unless the other party hereto consents in writing or unless ordered to do so by a court of competent jurisdiction or unless otherwise required by law.

         7.2 Each signatory hereto warrants and represents that he has authority to bind the party for whom that signature purports to act and that the claims, suits, rights/or interests which are the subject matter hereto are owned by the party asserting the same, have not been assigned, transferred or sold, and are free of encumbrance. Genesee warrants and represents that it has succeeded to the ownership of all claims, suits, rights/or interests that Ultra had or might have had against LS with regard to the subject matter hereof.

         7.3 This Agreement is made and performable Harris County, Texas and shall be construed in accordance with the laws of the State of Texas as they presently exist.

         7.4 Each signatory to this settlement has entered into the same freely without duress, having consulted with professionals of his/her choice.

         7.5      The parties  agree that this  Agreement is made pursuant to section 154.071 of the Civil Practice and Remedies Code and is not subject to revocation.

         7.6 This Agreement represents the entire agreement of the parties hereto and may not be changed orally, but only in writing.

         7.7 If any provision of this Agreement is declared to be void, invalid or illegal by a court of competent jurisdiction, then the other provisions of this Agreement shall be severed therefrom and shall remain in full force and effect.

7.8 This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date written above.

LS CAPITAL CORPORATION                      GENESEE HOLDINGS, INC., successor
in interest to GFL ULTRA FUND, LTD.


By:_________________________________        By:_________________________________
         Paul J. Montle, President
                                            Name:______________________________
------------------------------------
         Paul J. Montle, Individually       Title:______________________________